     As filed with the Securities and Exchange Commission on May 23, 1997.

                                                     Registration No. _________

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form S-8


                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                           WESTAMERICA BANCORPORATION
             (Exact name of registrant as specified in its charter)



             California                                94-2156203


     ------------------------------            ------------------------------
     (State or other jurisdiction of                  (I.R.S. Employer
     incorporation or organization)                  Identification No.)

            1108 Fifth Avenue
          San Rafael, California                            94901


     ------------------------------            ------------------------------
          (Address of Principal                          (Zip Code)
           Executive Offices)

      ValliCorp Holdings, Inc. 1996 Auburn Continuation Stock Option Plan, ValliCorp Holdings, Inc. 1996 Auburn 1982 Incentive Continuation Stock Option Plan, ValliCorp Holdings, Inc. Directors' Stock Option Plan, and
            ValliCorp Holdings, Inc. Key Employees' Stock Option Plan
               --------------------------------------------------
                            (Full title of the plans)

                                                       Copy to:

          DAVID L. PAYNE                         JONATHAN M. OCKER, ESQ.
   Chairman, President and Chief                  JAMES V. TELFER, ESQ.
         Executive Officer                      Pillsbury Madison & Sutro
    Westamerica Bancorporation                    235 Montgomery Street
         1108 Fifth Avenue                   San Francisco, California 94104
   San Rafael, California 94901                      (415) 983-1000
          (415) 257-8000
       --------------------                       --------------------
   (Name, address and telephone
   number, including area code,
       of agent for service)

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------
     Title of         Amount       Proposed Maximum       Proposed         Amount of
   Securities To       To Be        Offering Price    Maximum Aggregate  Registration
   Be Registered   Registered(1)     per Share(2)      Offering Price       Fee(3)

---------------------------------------------------------------------------------------
Common Stock          132,429          $69.3125         $9,178,985.06      $2,781.51

---------------------------------------------------------------------------------------

(1) 7,993 shares are being registered pursuant to the ValliCorp Holdings, Inc. 1996 Auburn Continuation Stock Option Plan; 9,869 shares are being registered pursuant to the ValliCorp Holdings, Inc. 1996 Auburn 1982 Incentive Continuation Stock Option Plan; 15,123 shares are being registered pursuant to the ValliCorp Holdings, Inc. Directors' Stock Option Plan; and 99,444 shares are being registered pursuant to the ValliCorp Holdings, Inc. Key Employees' Stock Option Plan.

(2) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices as reported on the Nasdaq National Market on May 21, 1997.

(3)        The registration fee has been calculated pursuant to rule 457(h).

                               -----------------

           The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

--------------------------------------------------------------------------------
                                       -2-

                                     PART I
                                     ------


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
              ----------------------------------------------------


         Item 1.  Plan Information.*
         -------  ------------------



         Item 2.  Registrant Information and Employee Plan Annual Information.*
         -------  -------------------------------------------------------------


                                     PART II
                                     -------

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

         Item 3.  Incorporation of Certain Documents by Reference.
         -------  ------------------------------------------------

         The following documents filed by Registrant with the Securities and Exchange Commission are incorporated by reference in this registration statement:

         (1) Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

         (2) The information with regard to the Registrant's common stock contained in a registration statement filed with the Commission pursuant to section 12 of the Securities Exchange Act of 1934, including any subsequent amendment or report filed for the purpose of updating such information.

         (3) All other reports filed by the Registrant since December 31, 1996 with the Commission pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934.

         In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

         Item 4.  Description of Securities.
         -------  --------------------------

         Not applicable.

         Item 5.  Interests of Named Experts and Counsel.
         -------  ---------------------------------------

         Not applicable.


--------
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

        Item 6.  Indemnification of Directors and Officers.
        -------  ------------------------------------------

         Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors, officers, employees and other agents of the corporation ("Agents") in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act").

         Article VII of the Company's Restated Articles of Incorporation, as amended (Exhibit 4.1 hereto) authorizes the Company to indemnify its Agents, through bylaw provisions, agreements, votes of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by
Section 317 of the California Corporations Code, subject to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the Company and its shareholders. Article VII also authorizes the Company to provide insurance for Agents provided that, in cases where the Company owns all or a portion of the shares of the company issuing the insurance policy, such company and/or the policy must meet certain conditions set forth in Section 317. Article V of the Company's Bylaws provides for mandatory indemnification of each director of the Company except as prohibited by law.

         The Company maintains a directors and officers liability insurance policy that indemnifies the Company's directors and officers against certain losses in connection with claims made against them for certain wrongful acts. In addition, the Company has entered into separate indemnification agreements with its directors and officers that require the Company, among other things, (i) to maintain directors' and officers' insurance in reasonable amounts in favor of such individuals, and (ii) to indemnify them against certain liabilities that may arise by reason of their status or service as Agents of the Company to the fullest extent permitted by California law.

         Item 7.  Exemption from Registration Claimed.
         -------  ------------------------------------

         Not applicable.

         Item 8.  Exhibits.
         -------  ---------

         See Index to Exhibits.

         Item 9.  Undertakings.
         -------  -------------

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Rafael, State of California, on May 22, 1997.

                              WESTAMERICA BANCORPORATION



                              By  /s/ DAVID L. PAYNE
                                 ----------------------
                                      David L. Payne
                                President and Chief Executive Officer
                                    (Principal Executive Officer)

                                POWER OF ATTORNEY
                                -----------------

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David L. Payne his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or his substitute or substitutes, may do or cause to be done by virtue hereof.


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

      Signature                  Title              Date
      ---------                  -----              ----



  /s/ ETTA ALLEN                Director        May 22, 1997
------------------------
      Etta Allen



  /s/ LOUIS E. BARTOLINI        Director        May 22, 1997
------------------------
      Louis E. Bartolini



  /s/ CHARLES I. DANIELS        Director        May 22, 1997
-----------------------
 Charles I. Daniels, Jr.



   /s/ DON EMERSON              Director        May 22, 1997
------------------------
       Don Emerson



   /s/ DENNIS R. HANSEN         Senior Vice     May 22, 1997
------------------------        President and Controller
       Dennis R. Hansen         (Principal Financial & Accounting Officer)



 /s/ ARTHUR C. LATNO, JR.       Director        May 22, 1997
------------------------
     Arthur C. Latno, Jr.

   /s/ PATRICK D. LYNCH          Director        May 22, 1997
------------------------
       Patrick D. Lynch



/s/ CATHERINE COPE MACMILLAN     Director         May 22, 1997
----------------------------
    Catherine Cope MacMillan



 /s/ RONALD A. NELSON            Director         May 22, 1997
--------------------------
     Ronald A. Nelson



   /s/ CARL R. OTTO              Director        May 22, 1997
-------------------------
       Carl R. Otto



   /s/ DAVID L. PAYNE           Chairman of the       May 22, 1997
------------------------        Board of Directors,
      David L. Payne            President and Chief
                                Executive Officer
                                (Principal Executive
                                Officer)


 /s/ EDWARD B. SYLVESTER        Director            May 22, 1997
------------------------
     Edward B. Sylvester

                                INDEX TO EXHIBITS
                                -----------------

                                                             Sequentially
Exhibit                                                       Numbered
Number             Exhibit                                         Page
-------            -------                                   -------------
  4.1              Restated Articles of                            *
                   Incorporation, as amended,
                   of the Registrant.

  4.2              Bylaws of the Registrant.                       *

  5.1              Opinion regarding legality of                    9
                   securities to be offered.

  23.1             Consent of KPMG Peat Marwick LLP                10
                   Independent Auditors.

  23.2             Consent of Pillsbury Madison &                   9
                   Sutro (included in Exhibit 5.1).

  24.1             Power of Attorney (see page 7).
>


--------
* Incorporated by reference to Exhibits 3.1 and 3.2, respectively, to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.